Exhibit  23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) and related prospectus of Allot Communications Ltd. of our report dated April 8, 2010 with respect to the consolidated financial statements of Allot Communications Ltd., included in its Annual Report (Form 20-F), for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
Haifa, Israel	KOST FORER GABBAY & KASIERER

December 9, 2010	A member of Ernst & Young Global